Exhibit 99.1

Earnings Commentary and Supplemental Information Third Quarter 2014 Unaudited

Safe Harbor Statement 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe - harbor created by such Act. Forward - looking statements include our fi nancial performance outlook and statements regarding our operations, economic performanc e, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, and the anticipated benefits of our conversion to a real estate investment trust for federal income tax purposes , including the opportunity to create value by acquirin g leased space, our potential for a broadened investor base and enhanced valuations and the estimated range of our remaining special distribution and our ordinary dividends. These forward - looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expre ssions, we are making forward - looking statements. You should not rely upon forward - looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Although we believe that our forward - looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from our other expectations include, amo ng others: (i) the actual 2014 s pecial d istribution and our expected ordinary dividends may be materially different from our estimat es; (ii) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (iii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' informa tion; (iv) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (v) chang es in customer preferences and demand for our storage and information managemen t services; (vi) the adoption of alternative technologies and shifts by our customers to storage of data through non - paper based technologies; (vii) the cost or potential liabilities associated with real estate necessary for our business; (vi ii) the perfor mance of business partners upon whom we depend for technical assistance or management expertise outside the U.S.; (ix) change s in the political and economic environments in the countries in which our international subsidiaries operate; (x) claims that our technology violates the intellectual property rights of a third party; (xi) changes in the cost of our debt; (xii) the impact of alternative, more attractive inve stments on dividends; (xiii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks descri bed more fully in our Annual Report on Form 10 - K filed on February 28, 2014 under “Item 1A. Risk Factors” and other documents that we file with the SEC from time to time. Except as required by law, we undertake no obligation to release publicly the result of any revision to these for ward - looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

All figures except per share and facility counts in 000s unless noted All figures in R$ unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Earnings Commentary 4 Company Profile 7 Financial Highlights 8 Components of Year-over-Year Revenue Growth 9 Guidance Summary 10 Quarterly Operating Performance 11 Year-to-Date Operating Performance 12 Consolidated Balance Sheets 13 Consolidated Statements of Operations 14 Reconciliation of Operating Income to Adjusted OIBDA 15 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 16 Reconciliation of Net Income Attributable to IRM to FFO & AFFO 17 Storage Net Operating Income (NOI) 18 Global Real Estate Portfolio 19 Revenue from Rental Activities and Storage NOI per Racked Square Foot 20 Portfolio Utilization 21 Gross Book Value of Real Estate Assets 22 Service Business Detail 23 Customer Data 24 Debt Schedule 25 Capitalization 26 Lease Obligations 27 Components of Value 28 Appendix 29

Earnings Commentary 4 Reconciliation of Non-GAAP Measures: Throughout this document, Iron Mountain will discuss (1) Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, (Gain) Loss on Disposal / Write-down of Property, Plant and Equipment, Net (Excluding Real Estate) and REIT Costs (Adjusted OIBDA), (2) Adjusted Earnings Per Share (Adjusted EPS), (3) Funds From Operations (FFO NAREIT), (4) FFO (Normalized), (5) Adjusted Funds From Operations (AFFO) and (6) Storage Net Operating Income which do not conform to accounting principles generally accepted in the United States (GAAP). The reconciliations of these measures to the appropriate GAAP measure, as required by the Regulation G under the Securities Exchange Act of 1934, as amended, are included later in this document (see Table of Contents). Iron Mountain Third Quarter 2014 Financial Results – Strong Third Quarter Operating Performance Driven by Continued Volume Gains and Solid Constant Dollar Storage Rental Growth – – Significant Progress Toward Strategic Goals, Including Acquisition Activity and Real Estate Purchases – – 2015 Preliminary Guidance in Line with Strategic Plan – Total reported revenues for the quarter were $783 million, compared with $755 million in 2013, while year-to-date total reported revenues were $2.34 billion, compared with $2.26 billion in 2013. On a constant dollar (C$) basis, total revenue growth for the quarter was 3.9%, reflecting solid storage rental revenue gains of 5.6% and service revenue growth of 1.3%. Year-to-date C$ total revenue growth was 4.3%, driven by storage rental revenue gains of 5.5% and service revenue growth of 2.6%. Adjusted OIBDA for the quarter was $235 million, compared with $240 million in 2013, while year-to-date Adjusted OIBDA was $706 million, compared with $700 million in 2013. Adjusted OIBDA for the quarter includes ongoing Real Estate Investment Trust (REIT) compliance costs and acquisition-related costs. Year-to-date Adjusted OIBDA includes $3.5 million of costs associated with the company’s 2013 restructuring and approximately $8 million of REIT compliance costs, while Adjusted OIBDA for the first nine months of 2013 included $5 million in restructuring charges. Adjusted EPS for the quarter was $0.35 per diluted share, compared with $0.43 per diluted share in 2013, while year-to-date Adjusted EPS was $1.10 per diluted share, compared with $1.19 per diluted share in 2013. Adjusted EPS for both the quarter and nine months ended September 30, 2013 has been restated to reflect a structural tax rate of approximately 15% and includes the impacts to Adjusted OIBDA noted above. GAAP EPS for the third quarter of 2014 was $0.00 per share, primarily due to changes in estimates resulting in a $26.4 million net tax provision related to the company’s conversion to a REIT effective January 1, 2014 and a $13.2 million tax provision related to foreign repatriation. Year-to-date GAAP EPS of $1.62 per share includes the net tax benefit recognized in the second quarter, primarily related to the reversal of current and deferred tax assets and liabilities, partially offset by incremental taxes related to foreign repatriation. GAAP EPS for the third quarter and year to date in 2013 includes $44 million of charges related to the early extinguishment of debt, which reduced 2013 GAAP EPS by $0.15 per share, net of the related tax benefit.

Earnings Commentary 5

Earnings Commentary 6 Financial Review Consolidated Adjusted OIBDA margins for the third quarter of 2014 of 30.1% were down from 31.8% in the third quarter of 2013, reflecting the REIT compliance and acquisition related charges noted earlier. Third quarter Adjusted OIBDA margins in the North American RIM segment remained strong at 39.5%, while North American DM Adjusted OIBDA margins of 56.2% were down compared with the same period in 2013, which included a higher level of one-time project revenue. The International business continued to deliver profitability on a portfolio basis in line with the company’s mid-20% target, with Adjusted OIBDA margins of 23.6% for the third quarter. Capital expenditures for the first nine months of 2014, excluding $74 million of real estate and $4 million of REIT-related capital expenditures, totaled $150 million, or 6.4% of revenues. The company’s liquidity position remains strong with availability of $1.2 billion under its revolving credit facility and a net total lease adjusted leverage ratio of 5.2x at quarter end, as compared to a maximum allowable ratio of 6.5x. The calculation for this ratio is net debt including the capitalized value of lease obligations divided by EBITDAR as defined in the company’s credit agreement. 2014 Outlook and 2015 Preliminary Guidance On November 4, 2014, the company will issue $560 million of common stock in connection with its $700 million Special Distribution; the shares issued will impact weighted average shares outstanding from the date of issuance. Using the average of the common stock closing prices on October 27, 28 and 29, 2014 of $35.55, the company will issue approximately 15.8 million new shares, increasing shares outstanding to approximately 209 million shares and full-year weighted average shares to 196 million. As a result of this stock distribution and the impact of foreign currency exchange rates, the company will reduce Adjusted EPS for 2014 to $1.33 to $1.44 from the company’s current range of $1.37 to $1.52. FFO (Normalized) per share will be reduced to $2.21 to $2.46 from the current range of $2.25 to $2.51. For 2015, the company expects Total Reported Revenues and Adjusted OIBDA to be generally in line with its strategic plan prior to the anticipated impact of foreign currency. Adjusted EPS, FFO (NAREIT) per share, and FFO (Normalized) per share are expected to grow in line with growth in Adjusted OIBDA, or roughly 1% to 5% on a C$ basis, prior to the impact of shares issued in connection with the Special Distribution. Detailed guidance is provided on page 10.

IRON MOUNTAIN INCORPORATED

Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based, business model, yielding revenues over $3 billion per annum. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. Iron Mountain serves over 155,000 customers, including more than 95% of the Fortune 1000, and no single customer accounts for as much as 2% of revenues. Iron Mountain provides storage and information management services in 36 countries on five continents, storing over 500 million cubic feet of records in a portfolio of over 1,000 facilities containing more than 67 million square feet of space. The company employs over 19,500 people.

Iron Mountain's financial model is based on the recurring nature of its storage rental revenues and the resulting storage net operating income (NOI). Supported by its consistent, predictable storage rental revenues, which have increased for 25 consecutive years, the company generates predictable, low volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. There remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets that are just beginning to outsource their storage of physical documents.



25 YEARS OF STORAGE RENTAL GROWTH
2013 C$ Storage Rental Growth
3.9%
24-year Compound Annual Growth Rate
17.8%
$1,785
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13

Countries Served



Diversification of Total Revenue

(As of 9/30/2014)



Region
18.4%
7.7%
3.3%
70.5%
Product
16.1%
8.3%
7.4%
68.2%
North America
Europe
Latin America
Asia Pacific
Records Mgmt
Data Protection
Shredding
Other[1]

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center and Entertainment Services

www.ironmountain.com

Selected metric definitions are available in the appendix

7

IRON MOUNTAIN INCORPORATED
Financial Highlights

	Q3 2013	Q3 2014	% Change	YTD 2013	YTD 2014	% Change
Storage Rental	$445,317	$469,064	5.3%	$1,329,357	$1,394,842	4.9%
Service	309,997	313,633	1.2%	927,059	944,873	1.9%
Total Revenues	**$755,314**	**$782,697**	**3.6%**	**$2,256,416**	**$2,339,715**	**3.7%**
Gross Margin	$444,649	$447,191	0.6%	$1,303,619	$1,332,103	2.2%
Gross Margin %	58.9%	57.1%	-180 bps	57.8%	56.9%	-90 bps
Adjusted OIBDA	$240,165	$235,391	(2.0)%	$699,661	$705,764	0.9%
Adjusted OIBDA %	31.8%	30.1%	-170 bps	31.0%	30.2%	-80 bps
Adjusted EPS[1]	$0.43	$0.35	(18.6)%	$1.19	$1.10	(7.6)%
FFO (Normalized) per Share		$0.57			$1.74	
Dividends per Share	$0.27	$4.10	n/a	$0.81	$4.65	n/a
Fully-diluted Shares Outstanding	192,268	194,905	1.4%	192,315	193,833	0.8%
Storage Net Operating Income (NOI)		$384,644			$1,133,124	
Capital Expenditures[2] and Investments						
Maintenance						
Real Estate Related	$12,053	$17,422	44.5%	$27,792	$31,230	12.4%
Non-Real Estate Related	3,990	(3,252)	n/a	14,270	13,371	(6.3)%
Other[3]	9,845	10,698	8.7%	33,506	33,464	(0.1)%
Total Capital Expenditures	**25,888**	**24,868**	**(3.9)%**	**75,568**	**78,065**	**3.3%**
Real Estate Investment[4]	24,289	56,414	n/a	88,293	145,410	64.7%
Business and Customer Acquisitions[5]	69,738	26,238	(62.4)%	128,093	92,195	(28.0)%
Total Capital Expenditures and Investments	**$119,915**	**$107,520**	**(10.3)%**	**$291,954**	**$315,670**	**8.1%**

(1) Includes REIT compliance costs of ~$4 million in Q3 2014 and ~$8 million YTD 2014
(2) Excludes CapEx related to the company's REIT conversion
(3) Includes CapEx related to service-related businesses, as well as corporate overhead support and office outfitting
(4) Includes Land, Buildings, Improvements, and Racking Structures
(5) Includes the sale of a stake in Iron Mountain India

www.ironmountain.com Selected metric definitions are available in the appendix 8

Components of Year-over-Year Revenue Growth 9 Net Volume Growth Rate Records Management Volume Growth 2.1% 3.7% Q2-14 7.6% -2.0% -4.7% 6.1% 2.2% 5.9% Q1-14 6.7% -2.3% -4.5% 6.2% 2.1% 5.2% Q4-13 5.8% -2.5% -4.6% 6.3% 2.1% 4.5% 0.3% Q1-13 2.6% -2.7% -4.7% 6.6% 1.9% 1.5% Q4-12 2.7% -2.7% -4.7% 6.8% -1.9% -4.5% Q3-13 3.2% -2.6% 6.1% 6.3% 2.0% 2.1% Q2-13 1.4% -2.6% -4.6% 6.3% 1.9% Q3-14 5.5% 1.9% 1.5% -4.6% Destructions Outperm/Terms New Sales Organic Business & Customer Acquisitions Revenue Growth Rates Reported 5.3% 1.2% 3.6% 4.9% 1.9% 3.7% Less: Impact of FX Rate Changes and Adjustments (0.3)% (0.2)% (0.2)% (0.6)% (0.7)% (0.7)% Constant Currency 5.6% 1.3% 3.9% 5.5% 2.6% 4.3% Less: Impact of Acquisitions and Dispositions 3.4% 4.0% 3.6% 3.8% 4.4% 4.0% Internal Growth Rate 2.2% (2.7)% 0.2% 1.7% (1.7)% 0.3% Q3 2014 YTD 2014 Storage Rental Revenue Service Revenue Total Revenue Storage Rental Revenue Service Revenue Total Revenue

IRON MOUNTAIN INCORPORATED
Guidance Summary

Financial Performance Outlook

$MM	Current 2014 Guidance	Previous 2014 Guidance (If Different)	Preliminary 2015 Guidance	C$ YOY Growth
Operating Performance				
Revenues	$3,100 - $3,150	$3,090 - $3,170	$3,135 - $3,290	1% - 5%[1]
Adjusted OIBDA (Operating)[2]	$925 - $945	$915 - $945	$945 - $985	2% - 5%[1]
Adjusted EPS– Fully Diluted[2]	$1.33 - $1.44[3]	$1.37 - $1.52	$1.23 - $1.38[4]	
Cash Flow				
FFO (NAREIT)			$440 - $480	
FFO (NAREIT) per share			$2.12 - $2.28[4]	
FFO (Normalized)	$435 - $465	$435 - $485	$440 - $480	
FFO (Normalized) per share	$2.21 - $2.46[3]	$2.25 - $2.51	$2.12 - $2.28[4]	
AFFO	$555 - $595	$555 - $605	$570 - $610	
Capital Allocation				
Ordinary Dividends	$400	$400 - $420	$410 - $420	
Total Capital (excluding Dividends)	$540		$550 - $650	
Real Estate Investments	$190 - $210		$240 - $280	
Maintenance CapEx	$80 - $100		$80 - $100	
Other Investment	$45 - $55	$40 - $60	$40 - $60	
Acquisitions	$190 - $200	$190 - $210	$150 - $250	

(1) YOY growth compared to 2014 constant dollar (C$) budget rates; includes 1% - 2% internal growth revenue
(2) Excludes ~$4 million of charges related to the company's organizational realignment in 2014 and includes on-going REIT compliance costs of ~$15 million that we expect to incur in 2014 and future years
(3) Assumes 196 million shares outstanding
(4) Assumes 209 million shares outstanding

www.ironmountain.com Selected metric definitions are available in the appendix 10

IRON MOUNTAIN INCORPORATED

Quarterly Operating Performance

	Q3 Results[1]		% Growth				
	Q3 2013	Q3 2014	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	+ Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Revenue	$263,972	$271,417	2.8%	(0.5)%	3.3%	(3.0)%	0.4%
Service Revenue	177,375	178,862	0.8%	(0.6)%	1.4%	(2.6)%	(1.2)%
Total Revenue	$441,347	$450,279	2.0%	(0.6)%	2.6%	(2.8)%	(0.2)%
Adjusted OIBDA	167,380	177,890					
Adjusted OIBDA Margin %	37.9%	39.5%					
CapEx % (ex RE and REIT)[2]	3.8%	6.2%					
NA Data Management							
Storage Revenue	$60,242	$61,250	1.7%	(0.3)%	1.9%	(0.6)%	1.4%
Service Revenue	40,105	35,485	(11.5)%	(0.4)%	(11.1)%	(0.6)%	(11.7)%
Total Revenue	$100,347	$96,735	(3.6)%	(0.3)%	(3.3)%	(0.6)%	(3.9)%
Adjusted OIBDA	60,860	54,399					
Adjusted OIBDA Margin %	60.6%	56.2%					
CapEx % (ex RE and REIT)[2]	2.3%	2.8%					
International							
Storage Revenue	$118,167	$133,339	12.8%	0.3%	12.5%	(5.7)%	6.8%
Service Revenue	92,266	98,826	7.1%	0.5%	6.6%	(8.0)%	(1.5)%
Total Revenue	$210,433	$232,165	10.3%	0.4%	9.9%	(6.7)%	3.2%
Adjusted OIBDA	55,662	54,790					
Adjusted OIBDA Margin %	26.5%	23.6%					
CapEx % (ex RE and REIT)[2]	7.4%	9.6%					
Corporate and Other							
Storage Revenue	$2,936	$3,059	4.2%	0.0%	4.2%	0.0%	4.2%
Service Revenue	251	459	82.9%	0.0%	82.9%	0.0%	82.9%
Total Revenue	$3,187	$3,518	10.4%	0.0%	10.4%	0.0%	10.4%
Adjusted OIBDA	(43,737)	(51,688)					
CapEx % (ex RE and REIT)[2,3,4]	0.2%	0.4%					

(1) Excludes certain costs and expenditures associated with the previous work of the Strategic Review Special Committee of the Company's Board of directors and the company's conversion to a REIT
(2) Based on incurred versus cash paid basis
(3) Includes immaterial spend for the relocation of the company's corporate headquarters
(4) Includes ~$4 million for data center construction

www.ironmountain.com Selected metric definitions are available in the appendix 11

IRON MOUNTAIN INCORPORATED

Year-to-Date Operating Performance

	YTD Results[1]		% Growth				
	YTD 2013	YTD 2014	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	+ Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Revenue	$789,841	$810,402	2.6%	(0.6)%	3.2%	(3.1)%	0.1%
Service Revenue	537,211	538,280	0.2%	(0.9)%	1.1%	(2.8)%	(1.7)%
Total Revenue	$1,327,052	$1,348,682	1.6%	(0.7)%	2.4%	(3.0)%	(0.6)%
Adjusted OIBDA	499,274	518,626					
Adjusted OIBDA Margin %	37.6%	38.5%					
CapEx % (ex RE and REIT)[2]	4.7%	4.8%					
NA Data Management							
Storage Revenue	$181,256	$183,424	1.2%	(0.4)%	1.6%	(0.5)%	1.1%
Service Revenue	117,398	107,586	(8.4)%	(0.5)%	(7.9)%	(0.6)%	(8.5)%
Total Revenue	$298,654	$291,010	(2.6)%	(0.5)%	(2.1)%	(0.6)%	(2.7)%
Adjusted OIBDA	180,358	167,687					
Adjusted OIBDA Margin %	60.4%	57.6%					
CapEx % (ex RE and REIT)[2]	3.0%	3.7%					
International							
Storage Revenue	$349,056	$392,236	12.4%	(0.7)%	13.1%	(7.2)%	5.9%
Service Revenue	271,633	297,949	9.7%	(0.6)%	10.3%	(9.1)%	1.1%
Total Revenue	$620,689	$690,185	11.2%	(0.6)%	11.8%	(8.0)%	3.8%
Adjusted OIBDA	156,469	169,257					
Adjusted OIBDA Margin %	25.2%	24.5%					
CapEx % (ex RE and REIT)[2]	7.3%	8.7%					
Corporate and Other							
Storage Revenue	$9,204	$8,781	(4.6)%	0.0%	(4.6)%	0.0%	(4.6)%
Service Revenue	817	1,057	29.4%	0.0%	29.4%	0.0%	29.4%
Total Revenue	$10,021	$9,838	(1.8)%	0.0%	(1.8)%	0.0%	(1.8)%
Adjusted OIBDA	(136,440)	(149,806)					
CapEx % (ex RE and REIT)[2 3 4]	0.3%	0.6%					

(1) Excludes certain costs and expenditures associated with the previous work of the Strategic Review Special Committee of the Company's Board of directors and the company's conversion to a REIT
(2) Based on incurred versus cash paid basis
(3) Includes ~$7 million for the relocation of the company's corporate headquarters
(4) Includes ~$20 million for data center construction

www.ironmountain.com Selected metric definitions are available in the appendix 12

Consolidated Balance Sheets 13 ASSETS 12/31/2013 9/30/2014 Current Assets: Cash and Cash Equivalents $120,526 $183,988 Restricted Cash 33,860 33,860 Accounts Receivable, Net 616,797 618,996 Other Current Assets 162,424 139,542 Total Current Assets 933,607 976,386 Property, Plant and Equipment: Property, Plant and Equipment at Cost 4,631,067 4,665,309 Less: Accumulated Depreciation (2,052,807) (2,104,605) Property, Plant and Equipment, Net 2,578,260 2,560,704 Other Assets, Net: Goodwill 2,463,352 2,421,065 Other Non-Current Assets, Net: 677,786 678,184 Total Other Assets, Net 3,141,138 3,099,249 Total Assets $6,653,005 $6,636,339 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-Term Debt $52,583 $60,799 Other Current Liabilities 916,518 1,537,509 Total Current Liabilities 969,101 1,598,308 Long-Term Debt, Net of Current Portion 4,119,139 4,331,686 Other Long-term Liabilities 513,031 238,683 Total Long-term Liabilities 4,632,170 4,570,369 Total Liabilities $5,601,271 $6,168,677 Equity Total Stockholders' Equity $1,041,238 $455,772 Noncontrolling Interests 10,496 11,890 Total Equity 1,051,734 467,662 Total Liabilities and Equity $6,653,005 $6,636,339

IRON MOUNTAIN INCORPORATED

Consolidated Statements of Operations

	Q3 2013	Q3 2014	% Change	YTD 2013	YTD 2014	% Change
Revenues:						
Storage Rental	$445,317	$469,064	5.3%	$1,329,357	$1,394,842	4.9%
Service	309,997	313,633	1.2%	927,059	944,873	1.9%
Total Revenues	**$755,314**	**$782,697**	**3.6%**	**$2,256,416**	**$2,339,715**	**3.7%**
Operating Expenses:						
Cost of Sales (excluding Depreciation and Amortization)	$310,665	$335,506	8.0%	$952,797	$1,007,612	5.8%
Selling, General and Administrative	225,205	216,337	(3.9)%	673,187	644,924	(4.2)%
Depreciation and Amortization	79,659	89,194	12.0%	238,788	264,568	10.8%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(173)	184	n/a	(528)	1,229	n/a
Total Operating Expenses	**$615,356**	**$641,221**	**4.2%**	**$1,864,244**	**$1,918,333**	**2.9%**
Operating Income (Loss)	**$139,958**	**$141,476**	**1.1%**	**$392,172**	**$421,382**	**7.4%**
Interest Expense, Net	64,485	63,220	(2.0)%	190,656	187,733	(1.5)%
Other Expense (Income), Net	45,953	22,508	(51.0)%	63,967	22,987	(64.1)%
Income (Loss) from Continuing Operations before Provision (Benefit) for Income Taxes and (Gain) Loss on Disposition of Real Estate	29,520	55,748	88.8%	137,549	210,662	53.2%
Provision (Benefit) for Income Taxes	24,190	54,890	n/a	88,144	(98,151)	n/a
(Gain) Loss from Disposition of Real Estate, Net of Tax	-	-	0.0%	(1,417)	(7,468)	n/a
Income (Loss) from Continuing Operations	5,330	858	(83.9)%	50,822	316,281	n/a
Income (Loss) from Discontinued Operations, Net of Tax	(571)	-	(100.0)%	1,515	(938)	n/a
Net Income (Loss)	4,759	858	(82.0)%	52,337	315,343	n/a
Less: Net Income (Loss) Attributable to Noncontrolling Interests	910	792	(13.0)%	2,934	1,973	(32.8)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$3,849**	**$66**	**(98.3)%**	**$49,403**	**$313,370**	**n/a**
Earnings (Losses) per Share - Basic:						
Income (Loss) from Continuing Operations	$0.03	$0.00	(100.0)%	$0.27	$1.64	n/a
Total Income (Loss) from Discontinued Operations	($0.00)	$0.00	(100.0)%	$0.01	($0.00)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.02**	**$0.00**	**(100.0)%**	**$0.26**	**$1.63**	**n/a**
Earnings (Losses) per Share - Diluted:						
Income (Loss) from Continuing Operations	$0.03	$0.00	(100.0)%	$0.26	$1.63	n/a
Total (Loss) Income from Discontinued Operations	($0.00)	$0.00	(100.0)%	$0.01	($0.00)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.02**	**$0.00**	**(100.0)%**	**$0.26**	**$1.62**	**n/a**
Weighted Average Common Shares Outstanding - Basic	191,332	193,360	1.1%	190,789	192,540	0.9%
Weighted Average Common Shares Outstanding - Diluted	192,268	194,905	1.4%	192,315	193,833	0.8%

www.ironmountain.com Selected metric definitions are available in the appendix 14

IRON MOUNTAIN INCORPORATED

Reconciliation of Operating Income to Adjusted OIBDA

	Q3 2013	Q3 2014	% Change	YTD 2013	YTD 2014	% Change
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$3,849**	**$66**	**(98.3)%**	**$49,403**	**$313,370**	**n/a**
Add:						
Net Income (Loss) Attributable to Noncontrolling Interests	910	792	(13.0)%	2,934	1,973	(32.8)%
Loss (Income) from Discontinued Operations, Net of Tax	571	-	(100.0)%	(1,515)	938	n/a
(Gain) Loss from Disposition of Real Estate, Net of Tax	-	-	0.0%	(1,417)	(7,468)	n/a
Provision (Benefit) for Income Taxes	24,190	54,890	n/a	88,144	(98,151)	n/a
FX (Gains) Losses [1]	2,612	23,502	n/a	22,543	25,591	13.5%
Other (Income) Expense [2]	43,341	(994)	(102.3)%	41,424	(2,604)	(106.3)%
Interest Expense, Net	64,485	63,220	(2.0)%	190,656	187,733	(1.5)%
Operating Income (Loss)	**$139,958**	**$141,476**	**1.1%**	**$392,172**	**$421,382**	**7.4%**
Depreciation and Amortization	79,659	89,194	12.0%	238,788	264,568	10.8%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(173)	184	n/a	(528)	1,229	n/a
REIT Costs	20,721	4,537	(78.1)%	69,229	18,585	(73.2)%
Adjusted OIBDA	**$240,165**	**$235,391**	**(2.0)%**	**$699,661**	**$705,764**	**0.9%**

(1) Includes realized and unrealized FX (gains) losses
(2) Excludes realized and unrealized FX (gains) losses and 2013 includes $44 million loss on extinguishment of debt

www.ironmountain.com Selected metric definitions are available in the appendix 15

16 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share1 (1) The Adjusted EPS for the three and nine months ended September 30, 2013 has been restated to reflect a structural tax rate of approximately 15% due to REIT conversion. The Adjusted EPS for the three and nine months ended September 30, 2014 reflects a structural tax rate of approximately 16%. Q3 2013 Q3 2014 % Change YTD 2013 YTD 2014 % Change Reported EPS - Fully Diluted from Continuing Operations $0.03 $0.00 (100.0)% $0.26 $1.63 n/a Add: Gain (Loss) on Disposal/Write-Down of PP&E (excluding Real Estate), Net - - 0.0% - 0.01 0.0% REIT Costs 0.11 0.02 (81.8)% 0.36 0.10 (72.2)% Other (Income) Expense, Net 0.24 0.12 (50.0)% 0.33 0.12 (63.6)% Gain (Loss) from Disposition of Real Estate, Net of Tax - - 0.0% (0.01) (0.04) n/a Tax Impact of Reconciling Items and Discrete Tax Items 0.05 0.21 n/a 0.25 (0.72) n/a Adjusted EPS - Fully Diluted from Continuing Operations $0.43 $0.35 (18.6)% $1.19 $1.10 (7.6)%

17 Reconciliation of Net Income Attributable to IRM to FFO & AFFO (1) Includes realized and unrealized FX (gains) losses (2) Excludes realized and unrealized FX (gains) losses (3) Includes repatriation, recapture (including amended return impact) and other current tax expenses; excludes normalized cash tax expense of $17,110 in Q3 2014 and $49,958 YTD 2014 (4) Includes deferred financing charges (5) Represents total maintenance capital expenditures, including maintenance capital expenditures related to real estate and non-real estate assets; includes REIT related costs Q3 2014 YTD 2014 Net Income Attributable to Iron Mountain $66 $313,370 Add: Real Estate Depreciation 45,416 137,742 (Gain) Loss from Disposition of Real Estate, Net of Tax 0 (7,468) FFO (NAREIT) $45,482 $443,644 Add: (Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net 184 1,229 FX (Gains) Losses 1 23,502 25,591 Other (Income) Expense 2 (994) (2,604) Deferred Taxes and Current REIT Tax Adjustments 3 37,780 (148,109) Income (Loss) from Discontinued Operations, Net of Tax 0 (938) REIT Costs 4,537 18,585 FFO (Normalized) $110,491 $337,398 Add: Non-Real Estate Depreciation 31,344 90,134 Amortization Expense 4 14,269 42,227 Non-Cash Rent Expense (Income) (170) 2,819 Non-Cash Equity Compensation Expense (Income) 8,671 23,129 Less: Maintenance CapEx 5 14,170 44,601 AFFO $150,435 $451,106 Per Share Amounts (Fully Diluted Shares) FFO (NAREIT) $0.23 $2.29 FFO (Normalized) $0.57 $1.74

IRON MOUNTAIN INCORPORATED

Storage Net Operating Income (NOI)

	Q3 2014	YTD 2014
Revenue from Storage Rental Activities		
Records Management	$374,933	$1,115,193
Data Protection	74,955	223,859
Other[1]	19,176	55,790
Total Storage Rental	469,064	1,394,842
Terminations/Permanent Withdrawal Fees	7,015	17,876
Total Revenue from Storage Rental Activities	**$476,079**	**$1,412,718**
Less: Storage Rental Costs		
Facility Costs[2]	100,316	308,946
Less: Storage Rent	50,401	152,630
Adjusted Facility Costs	49,915	156,316
Storage Rental Labor	860	4,199
Other Storage Rental Costs	4,674	12,326
Allocated Overhead[3]	35,986	106,753
Total Storage Rental Costs	**$91,435**	**$279,594**
Storage Net Operating Income	**$384,644**	**$1,133,124**
Storage Net Operating Income Margin	80.8%	80.2%

Effective July 1, 2013, in preparation for electing REIT status, we established Taxable REIT Subsidiaries service entities in our identified REIT countries and transferred the designation of employees who perform services in our warehouses and were previously categorized as storage-related. The transfer of these employees in REIT countries resulted in a shift of labor expenses previously categorized as storage rental labor to services labor. We expect to transfer additional storage rental labor costs in the future as we establish TRS service entities in future REIT countries.

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center and Entertainment Services
(2) Includes Building Maintenance, Property Taxes, Utilities and Insurance costs
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions

www.ironmountain.com Selected metric definitions are available in the appendix 18

IRON MOUNTAIN INCORPORATED

Global Real Estate Portfolio[1]

As of 6/30/14 Adjusted[2]	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	176	19,638	493	30,526	669	50,164
Europe	48	2,521	210	7,724	258	10,245
Latin America	26	1,436	70	3,727	96	5,163
Asia Pacific	2	51	70	2,206	72	2,257
International	76	4,008	350	13,656	426	17,664
Total	252	23,646	843	44,182	1,095	67,828

Q3 2014 Additions & Expansions	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	2	116	5	3	7	118
Europe	-	-	5	93	5	93
Latin America	1	115	-	-	1	115
Asia Pacific	-	-	2	5	2	5
International	1	115	7	97	8	212
Total	3	230	12	100	15	330

Q3 2014 Dispositions & Move Outs	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	-	-	(9)	(586)	(9)	(586)
Europe	-	-	(11)	(331)	(11)	(331)
Latin America	-	-	(1)	(48)	(1)	(48)
Asia Pacific	-	-	(3)	(10)	(3)	(10)
International	-	-	(15)	(389)	(15)	(389)
Total	-	-	(24)	(975)	(24)	(975)

As of 9/30/14	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	178	19,753	489	29,942	667	49,696
Europe	48	2,521	204	7,486	252	10,006
Latin America	27	1,551	69	3,679	96	5,230
Asia Pacific	2	51	69	2,201	71	2,252
International	77	4,123	342	13,365	419	17,488
Total	255	23,876	831	43,307	1,086	67,184

(1) Includes all real estate held in joint ventures
(2) Adjustments to previous periods due to refinements to real estate basis and reclassification of multiple adjoining facilities into single buildings

www.ironmountain.com Selected metric definitions are available in the appendix 19

Revenue from Rental Activities and Storage NOI per Racked Square Foot 20 (1) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities (2) Excludes Revenue and NOI associated with Intellectual Property Management, Fulfillment Services, Data Centers and Entertainment Services Square Footage by Region North America Europe Latin America Asia Pacific Total Records Management Racked Space 40,675 7,769 3,803 1,647 53,895 Data Protection Racked Space 778 125 44 27 974 Other 1 8,243 2,112 1,383 578 12,315 Total 49,696 10,006 5,230 2,252 67,184 Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot 2 Revenue NOI Revenue NOI North America Records Management $ per Sq Ft $26.23 $21.50 $26.04 $21.01 Data Protection $ per Sq Ft $295.19 $262.56 $295.23 $262.36 Europe $42.07 $34.56 $41.30 $33.86 Latin America $37.19 $31.64 $36.53 $31.74 Asia Pacific $33.46 $27.19 $32.18 $25.80 Total $32.80 $27.17 $32.54 $26.75 Q3 2014 Annualized YTD 2014 Annualized As of Q3 2014

Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 9/30/2014 500 450 400 50 550 0 North America 368 382 +16.9% Europe Asia Pacific 492 +8.1% +13.0% +3.7% 523 Latin America Total IRM +6.2% 500 600 450 550 100 0 50 650 447 Europe 88% 92% 77% 416 92% 85% North America 19 93 51 Latin America 45 Total IRM 111 78% 628 571 17 83% 92% 81% 91% Asia Pacific Q3 2014 Total Potential Building Capacity Q3 2014 Total Installed Racking Capacity Capacity and Utilization1 (%) 70 0 10 60 80 +11.0% +72.3% +10.5% +4.2% Total IRM 76 73 Asia Pacific Latin America +2.0% North America 59 Europe 60 110 120 0 100 10 90 20 80 2 Latin America 59% 77% 1 Total IRM 111 69% 6 84% 76% Europe 71 7 80 69% North America 66% 96% 44% 15 22 81% Asia Pacific 93 Data Protection Storage Portfolio (DPUs MM) As of 9/30/2014 Q2 2014 Q1 2014 Q3 2014 Q4 2013 Q3 2013 (1) Iron Mountain operates its storage operations to achieve a maximum utilization of between 94% – 98% to attain maximum operating efficiency 21 Units Stored 14 34 76 15 40 86 1 4 9 1 5 10

Gross Book Value of Real Estate Assets 22 Storage Operations Real Estate Assets Land $200,733 Buildings & Improvements 1,845,826 Racking 1,483,442 Total Storage Gross Book Value $3,530,001 Service Operations Real Estate Assets Land $7,944 Buildings & Improvements 59,763 Racking 107,145 Total Service Gross Book Value $174,852 Total Real Estate Gross Book Value $3,704,853 All Other Non-RE Assets Gross Book Value 960,456 IRM PP&E Gross Book Value $4,665,309 As of Q3 2014 As of Q3 2014

Service Business Detail 23 (1) Includes Document Management Services, Consulting, Intellectual Property Management, Fulfillment Services, Data Center Services and Entertainment Services Our service revenue growth has been negatively impacted by declining activity rates as stored records are becoming less active. The amount of information available to customers through the Internet or their own information systems has been steadily increasing in recent years. As a result, while customers continue to store their records with us, they are less likely than they have been in the past to retrieve records, thereby reducing service activity levels. While we expect this trend to continue through 2014, the rate of decline in service activity has begun to moderate in recent periods. Q3 2014 YTD 2014 Service Operations Revenue by Product Line Records Management $159,482 $480,576 Data Protection 50,333 152,037 Shredding 64,138 194,377 Other 1 39,680 117,883 Total Service Revenue $313,633 $944,873 Q3 2014 YTD 2014 Service Revenues $313,633 $944,873 Less: Terminations / Permanent Withdrawals 7,015 17,876 Adjusted Service Revenue $306,618 $926,997 Service Expenses 229,653 682,138 Allocated Overhead 27,523 82,712 Total Service Adjusted OIBDA $49,443 $162,147 Total Service Adjusted OIBDA % 16.1% 17.5% Service Rent 2,448 6,894 Total Service Adjusted OIBDAR $51,891 $169,040 Total Service Adjusted OIBDAR % 16.9% 18.2%

Customer Data 24 (1) No single vertical within ‘Other’ comprises greater than 1% of North America Revenue Federal Healthcare Financial Legal Insurance Life Sciences Energy Business Services 37% Other1 18% 2% 9% 16% 8% 4% 3% 3% North America YTD Revenue by Vertical Iron Mountain provides storage and information management services to more than 155,000 customers in 36 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes more than 95% of the Fortune 1000. No single customer represents more than 2% of revenues and our Top 20 customers have historically represented between 6% to 7% of consolidated revenues. Customer retention is consistently high with annual losses of less than 3% (on a volume basis), attributable to customer terminations. YTD 2014 FY 2013 FY 2012 FY 2011 Customer Quality Metrics Volume Retention Rate (RM Global) 93.6% 92.6% 92.7% 92.6% Bad Debt Expense as a % of Consolidated Revenues 0.6% 0.4% 0.3% 0.3% Turnover Expenditures (Storage Only) Q3 2014 YTD 2014 Sales, Marketing & Account Management 31,907 95,021 Customer Acquisition Costs 8,637 25,847

Debt Schedule 25 (1) Includes $8.6 million of letters of credit Thereafter 2024 2023 2022 2021 $540 2020 2019 2018 $1,000 2017 2016 2015 2014 $600 $649 $592 $400 $323 Floating Rate Debt Fixed Rate Debt 87% 13% Senior & Subordinated Fixed vs. Floating Rate Debt Senior & Subordinated Debt Maturity Schedule ($MM) Fixed Rate Debt Floating Rate Debt 1 S&P Moody's Corporate B+ Ba3 Senior BB Ba1 Subordinated B- B1 Unsecured B+ Ba1 Credit Ratings

IRON MOUNTAIN INCORPORATED

Capitalization

Senior Unsecured and Senior Subordinated Notes

Type of Note	Subordinated	Subordinated	Unsecured	Subordinated	Unsecured	Subordinated	Unsecured
Issuance Date	1/15/07	9/20/11	8/13/13	8/10/09	8/13/13	8/7/12	9/18/14
Denomination	EUR	USD	CAD	USD	USD	USD	GBP
Original Principal Amount (FX Rate on Issue Date)	$329,792	$400,000	$193,720	$550,000	$600,000	$1,000,000	$654,960
Exchange Rate at 9/30/2014	1.2652	1.0000	0.8952	1.0000	1.0000	1.0000	1.6230
Principal Amount at 9/30/2014	$322,613	$400,000	$179,040	$412,501	$600,000	$1,000,000	$649,180
Yield (on Issue Date)	6.750%	7.750%	6.125%	8.375%	6.000%	5.750%	6.125%
Maturity Date	10/15/18	10/1/19	8/15/21	8/15/21	8/15/23	8/15/24	9/15/22
Current Call Price	101.125	107.750	N/A	104.188	N/A	N/A	N/A
Next Call Date	10/15/14	10/1/14	8/15/18	8/15/15	10/15/18	8/15/17	9/15/17
Next Call Price	100.000	103.875	103.063	102.792	103.000	102.875	104.594

Revolving Credit Facility Debt Covenant Analysis

Metric	Limit	Current
Fixed Charge Ratio	≥ 1.5x	2.54x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.19x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	2.03x


Net Lease Adjusted Leverage Ratio
6.0
5.0
4.0
0.0
4.7x
5.0x
5.2x
2012
2013
Q3 2014

Revolving Credit Facility (as of 9/30/2014)

Capacity	$1,750,000
Outstanding	$531,812
Letters of Credit	$8,587
Remaining Capacity	$1,209,601
Interest Rate Spread (Prime)	1.25%
Interest Rate Spread (LIBOR)	2.25%
Weighted Average Interest Rate	2.57%
Maturity Date	6/27/16

Total Market Capitalization

# of Shares Outstanding at 9/30/2014	193,679
Share Price at 9/30/2014	$32.65
Total Equity Value	$6,323,606
Total Debt, Net of Cash	$4,208,497
Total Market Capitalization	**$10,532,103**
Net Debt to Total Market Capitalization	**40%**
Adj. OIBDA to Interest Expense	**3.7x**
Total Market Capitalization to Adjusted OIBDA	**11.3x**

Total Debt Weighted Average Rates (as of 9/30/2014)

Interest	6.3%
Maturity	6.9 years

www.ironmountain.com Selected metric definitions are available in the appendix 26

Lease Obligations1 (1) Includes capital and operating lease obligations Weighted Average Remaining Lease Obligations (no exercise of extension options): 5.6 years Weighted Average Remaining Lease Obligations (exercise of all extension options): 12.5 years Thereafter 7.8% 2025 1.7% 2024 3.3% 2023 5.4% 2022 4.3% 2021 8.6% 2020 6.3% 2019 12.9% 2018 11.3% 2017 11.5% 2016 12.5% 2015 11.7% 2014 2.8% Thereafter 61.0% 2025 2.2% 2024 3.5% 2023 1.8% 2022 2.1% 2021 5.1% 2020 4.2% 2019 3.5% 2018 2.4% 2017 2.1% 2016 3.2% 2015 6.4% 2014 2.5% Assuming No Exercise of Extension Options Facility Lease Expirations (% of total square feet subject to lease) Assuming Exercise of All Extension Options 27

Components of Value 28 (1) Trailing four quarter prior to rental expense (2) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets, Deferred Income Taxes and Prepaid Expenses (3) Includes Storage and Service Adjustments to Storage NOI Balance at 9/30/2014 Cash, Cash Equivalents & Other Tangible Assets 2 $976,386 Debt, Gross Book Value 4,392,485 Non-Controlling Interests 11,890 Rental Expense 3 212,698 Estimated Tax Liability 35,679 Q3 2014 Components of Overhead Total overhead costs have been allocated as follows: Storage $35,986 Service 27,523 Corporate 99,587 Sales, Marketing, & Account Management 53,241 Total Overhead $216,337 Building & Racking Investment $81,789 YTD Business and Customer Acquisition Consideration 92,195 Service Adjusted OIBDAR 1 219,777 Components Annualized Values Annualized NOI $ North America Records Management $874,476 Data Protection 204,278 Other 29,720 Europe 269,459 Latin America 116,212 Asia Pacific 44,430 Total Portfolio $1,538,575

Appendix 29 Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on the disposal/write-down of property, plant and equipment, net; (2) intangible impairments; (3) other (income) expense, net; (4) REIT Costs; and (5) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment, net, and REIT Costs. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA provides our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment.

Appendix Non-GAAP Measures (continued) Funds From Operations, or FFO (NAREIT), and FFO (Normalized) FFO is a non-GAAP financial measure commonly used in the REIT industry. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and us as net income excluding gains and losses on the sale or write-down of real estate assets plus depreciation on real estate assets. FFO does not give effect to real estate depreciation and amortization because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Normalized) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Normalized) is net income attributable to Iron Mountain. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs as companies seek to provide financial measures that most meaningfully reflect their business. Our definition of FFO (Normalized) excludes other items that we believe do not appropriately reflect our underlying operations such as intangible impairment charges, other income and expense (including foreign exchange gains and losses), income and losses from discontinued operations, provision or benefit from deferred taxes and REIT Costs. Service Adjusted OIBDA Service Adjusted OIBDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and allocated overhead tied to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. Service Adjusted OIBDAR Service Adjusted OIBDA as defined above, excluding rent expense associated with the service business. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. 30

Appendix Definitions Business Segments North American Records and Information Management Business (“RIM”) — Storage and information management services throughout the United States and Canada, including the storage of paper documents, as well as other media such as microfilm and microfiche, master audio and videotapes, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers ("Records Management"); information destruction services ("Destruction"); Document Management Services; Fulfillment Services; and Intellectual Property Management. North American Data Management Business (“DM”) — The storage and rotation of backup computer media as part of corporate disaster recovery plans throughout the United States and Canada, including service and courier operations ("Data Protection & Recovery"); server and computer backup services; digital content repository systems to house, distribute, and archive key media assets; and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients. International Business — Storage and information management services throughout Europe, Latin America and Asia Pacific, including Records Management, Data Protection & Recovery, Destruction and DMS. Our European operations provide Records Management, Data Protection & Recovery and DMS throughout Europe, and Destruction services are primarily provided in the United Kingdom and Ireland. Our Latin America operations provide Records Management, Data Protection & Recovery, Destruction and DMS throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia Pacific operations provide Records Management, Data Protection & Recovery, Destruction and DMS throughout Australia, with Records Management and Data Protection & Recovery services also provided in certain cities in India, Singapore, Hong Kong-SAR and China. Corporate and Other — Consists of our data center business in the United States, the primary product offering of our Emerging Businesses segment, as well as costs related to executive and staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Corporate and Other also includes non-cash equity compensation expense associated with all employee stock-based awards. 31

Appendix 32 Definitions (continued) Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Capital Expenditures – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Maintenance – These capital expenditures include major repairs to and/or the replacement of existing assets. These expenditures are associated with either Real Estate Assets (as described above) or Non-Real Estate Assets (all other capital assets). Non-Real Estate Assets are primarily associated with our service operations. Other – Other includes all other capital expenditures not classified as Real Estate or Maintenance capital expenditures. Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations.

Appendix 33 Definitions (continued) Components of Overhead (continued) Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are calculated by translating the 2013 results at the 2014 constant dollar budget rates. Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Internal Revenue Growth – Internal revenue growth represents the year-over-year growth rate of revenues excluding the impacts of changes to foreign currency exchange rates, acquisitions and other unusual items. In general, only acquisitions that have been in our results for the full calendar year prior to the quarter of measurement are included in internal revenue growth. Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent. Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship.

Appendix 34 Definitions (continued) REIT Costs – Includes costs associated with our 2011 proxy contest, the previous work of the former Strategic Review Special Committee of the board of directors and costs associated with the Company’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods. Regional NOI / CF or DPU – The average expected NOI for a specific region (NA, Europe, Latin America, Asia Pac) and product (Records Management or Data Protection). Stabilized Storage NOI – The projected Storage NOI of a facility once the facility has attained 85% capacity utilization. Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations in a one-year period by the total number of cubic feet of records in storage at the beginning of the period.